                                                                   EXHIBIT 10.1


                               OPERATING AGREEMENT

                          DATED ___________ ____, 1996

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


1.   RESPONSIBILITIES OF OPERATORS . . . . . . . . . . . . . . . . . . . . . -1-
     i.     OPERATIONAL POLICIES AND FORMS . . . . . . . . . . . . . . . . . -1-
     ii.    CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     iii.   INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     iv.    REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . -2-
     v.     EQUIPMENT AND IMPROVEMENTS . . . . . . . . . . . . . . . . . . . -2-
     vi.    ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     vii.   REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     viii.  BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     ix.    PERSONNEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     x.     SUPPLIES AND EQUIPMENT . . . . . . . . . . . . . . . . . . . . . -4-
     xi.    LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . -4-
     xii.   ANNUAL BUDGETS . . . . . . . . . . . . . . . . . . . . . . . . . -4-
            (1)    PREPARATION AND SUBMISSION. . . . . . . . . . . . . . . . -4-
            (2)    ADOPTION. . . . . . . . . . . . . . . . . . . . . . . . . -4-
            (3)    EFFORTS TO OPERATE WITHIN ANNUAL BUDGET . . . . . . . . . -5-
     xiii.  COLLECTION OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . -5-
     xiv.   CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

2.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-

3.   TERM OF AGREEMENT; EFFECT OF TERMINATION. . . . . . . . . . . . . . . . -6-

4.   EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . -7-

5.   FACILITY OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
     a.     NO GUARANTEE OF PROFITABILITY. . . . . . . . . . . . . . . . . . -8-
     b.     STANDARD OF PERFORMANCE; ACTING WITHIN BUDGET. . . . . . . . . . -8-
     c.     FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . -8-

6.   WITHDRAWAL OF FUNDS BY OPERATORS. . . . . . . . . . . . . . . . . . . . -8-

7.   FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

8.   ASSIGNMENT; DELEGATION. . . . . . . . . . . . . . . . . . . . . . . . . -9-
     a.     OPERATING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . -9-
     b.     DELEGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

9.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

10.  RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . .-10-

11.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-

12.  CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS . . . . . . . . . .-10-

13.  CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-

14.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-

15.  CUMULATIVE:  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . .-10-

16.  AUTHORIZATION FOR AGREEMENT . . . . . . . . . . . . . . . . . . . . . .-11-

17.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-11-

                               OPERATING AGREEMENT


     This Operating Agreement is made as of the ____ day of ___________, 1996, between Kapson Senior Quarters Corp., a Delaware corporation ("Owner"), and Glenn Kaplan, Wayne Kaplan and Evan Kaplan (collectively, "Operators").

     WHEREAS, Owner is the owner of the adult-care facility described on SCHEDULE A hereto (the "Facility");

     WHEREAS, Operators are duly licensed to operate the Facility, are experienced and qualified in the field of operating adult-care facilities such as the Facility, and Owner desires to engage Operators to operate the Facility;

     WHEREAS, Operators are willing to operate the Facility, on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

     1.   RESPONSIBILITIES OF OPERATORS:

          A. Owner hereby engages Operators to operate the Facility, and Operators hereby accept such engagement and agree to operate the Facility, at Owner's expense, so as to provide all services required by applicable law and regulation and the terms and conditions set forth in this Agreement. During the term of this Agreement, Operators shall have full authority to operate and manage the Facility as an adult-care facility in accordance with applicable law and regulation and the terms and conditions hereof, and shall have full and complete control and reign over, and use of, the entire Facility, including its common areas. Without limiting the generality of the foregoing, Operators shall have full authority and responsibility as follows:

               i. OPERATIONAL POLICIES AND FORMS. Subject to the Annual Budgets (as defined in Section 1.A.xi hereof), Operators shall establish and implement such operational policies and procedures, and develop such new policies and procedures, as they may deem necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

               ii. CHARGES. Operators shall establish the schedules of charges, including any and all special charges for services rendered at the Facility.

               iii. INFORMATION. Operators shall develop any informational material, mass media releases, and other related publicity materials, that they deem necessary for the operation of the Facility.

               iv. REGULATORY COMPLIANCE. Operators shall use their reasonable best efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the operation of the Facility, to operate the Facility in compliance with all applicable laws and regulations, and to comply with such laws and regulations in performing Operators' obligations under this Agreement. In addition, Operators shall supervise and coordinate the preparation and filing of (and, where operators are required to do so under applicable law or regulation, file) all reports or other information required by New York State Department of Social Services, New York State Housing Finance Agency and other New York State or other governmental agencies having jurisdiction over the Facility and shall deliver copies of all such reports to Owner simultaneously with their filing. Operators shall cooperate with governmental inspection and enforcement activities.

               v. EQUIPMENT AND IMPROVEMENTS. Subject to the Annual Budgets, Operators shall, on behalf of Owner, acquire or effect the equipment and improvements which are needed to maintain or upgrade the quality, to replace obsolete or run-down equipment, or to correct any other survey deficiencies which may be cited during the term of this Agreement, and shall make or engage third parties to make all such repairs, replacements and maintenance and shall acquire all necessary equipment, including replacement equipment.

               vi. ACCOUNTING. Operators shall supervise and coordinate accounting support to the Facility, including the following:

               A. A monthly balance sheet and statement of operations for the Facility, to be submitted to Owner within thirty (30) days after the end of each calendar month;

               B.   Resident billing records;

               C.   Accounts receivable and collection records;

               D.   Accounts payable records;

               E. All payroll functions, including, preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such taxes (at Owner's sole expense), filing of payroll reports and the issuance of W-2 forms to all employees;

               F. A complete general ledger for the purposes of recording and summarizing all transactions for the Facility;

               G. The preparation and filing of all necessary reports as required by applicable governmental authorities and the simultaneous provision of copies thereof to the Owner. Operators shall file all such reports as are required to be filed by Operators.

All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Operators, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. Nothing herein shall preclude Operators from engaging a third party (in addition to Subsidiary, as defined in Section 5(a) hereof) to assist it in the performance of the accounting duties provided for herein.

               vii. REPORTS. Operators shall supervise and coordinate the preparation of any reasonable operational information which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees or lessors of the Facility. In addition: (i) within thirty (30) days after the end of each calendar month, Operators shall supervise and coordinate the preparation and the delivery to Owner of an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility and (ii) within ninety
(90) days after the end of the fiscal year of the Facility, unaudited financial statements including a balance sheet of the Facility dated the last day of said fiscal year and a statement of income and expense for the year then ended relating to the operation of the Facility. In addition, Operators shall supervise and coordinate the preparation and the delivery to Owner of monthly occupancy reports and related information with respect to the Facility. All books, forms and records in connection with the operation of the Facility are Operators' property.

               viii. BANK ACCOUNTS. Operators shall establish an account and shall deposit therein all money received during the term of this Agreement in the course of the operation of the Facility. Such account may be part of a central cash management system encompassing all adult-care facilities of Owner for which the Operators serve as licensed operators. Withdrawals and payments from this account shall be made only on checks signed by one or more of the Operators or by a person or persons designated by Operators. Owner shall be given notice as to the identity of authorized signatories. Subject to paragraph (2) of Section 1.A.xii, all expenses incurred in the operation of the Facility in accordance with the terms of the Annual Budgets, including, but not limited to, Facility mortgage or lease payments, payroll and employee benefits and payment of Fees, shall be paid by check drawn on this account. Monthly payments shall be made out of this account first to pay any debt service or rent due with respect to the Facility, next to pay the Facility operating expenses in such order of priority as Operators deem appropriate to the operation of the Facility (other than the Fees), and, thereafter, to pay the Fees. Any Fees which are not paid when due as a result of an insufficiency of revenues from the Facility to cover the same shall accrue and shall be due and payable promptly by Owner.

               ix. PERSONNEL. Operators shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all Facility personnel, including the Administrator of the Facility; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Operators determine to be necessary or desirable during the term of this Agreement to ensure the efficient operation of all departments within, and all services offered by, the Facility. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and applicable law and regulations. All of the Facility personnel shall be the employees of Owner, unless otherwise agreed by Owner and Operators, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the Facility's personnel shall be expenses of the Facility.

               x. SUPPLIES AND EQUIPMENT. Operators shall purchase, on behalf of Owner, supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the Annual Budgets.

               xi. LEGAL PROCEEDINGS. Operators shall, through legal counsel designated by Operator, direct all legal matters and proceedings that are within the scope of Operators' authority pursuant to this Agreement, including without limitation, instituting any necessary legal actions or proceedings to collect obligations owing to the Facility, canceling or terminating any contract or agreement for breach thereof or default thereunder, and otherwise enforce the obligations of the residents, sponsors, licensees, customers and other users of the Facility. Without limiting the generality of the foregoing, Operators are authorized to settle, in the name and on behalf of the Owner and on such terms and conditions as Operators may deem to be in the best interests of the Facility, any and all claims or demands arising out of, or in connection with, the operation of the Facility, whether or not legal action has been instituted, provided that such settlement does not exceed $20,000 for each such individual claim or demand. All such amounts shall be expenses of the Facility. Operators will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph.

               xii. ANNUAL BUDGETS.

               (1) PREPARATION AND SUBMISSION. Owner and Operators acknowledge that they have agreed upon the budget for the Facility through December 31, 1996. At least ninety (90) days prior to the end of December 31, 1996 and each subsequent calendar year that commences during the term of this Agreement, Operators shall submit to Owner a proposed annual budget for the Facility projecting the revenues available and funds required during such fiscal year in order to operate the Facility and to make capital improvements necessary or desirable in order to keep the Facility's physical plant in good condition and repair. The proposed annual budget shall be based upon data and information then available to Operators and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing patterns for the Facility, estimates of required purchases for supplies, inventory, food and similar items, and an estimate of the level of rates and charges sufficient to generate revenue necessary to operate the Facility and make the capital improvements projected in such budget. The proposed annual budget shall be an estimate of revenues and costs, and Owner and Operators acknowledge that (x) projected revenue may not be actually received and (y) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Operators will not be deemed to be providing a guarantee or warranty as to the projected revenue, expenses or capital expenditures of the Facility.

               (2) ADOPTION. The Facility budget for the period ending December 31, 1996 referred to in the immediately preceding paragraph and each annual budget as finally established in accordance with this paragraph (2) (including as it may thereafter be revised from time to time during a calendar year pursuant to the written agreement of Owner and Operators), as the same may be modified by Owner and Operator, shall constitute an "Annual Budget" for all purposes under this Agreement. Owner shall, within fifteen
(15) days following receipt of a proposed annual budget proposal, notify Operators of either Owner's approval of such proposed annual budget or those items of which Owner approves and those items of which Owner disapproves. In the event that Owner does not either approve or disapprove of, in total or in part, such proposed annual budget in writing within such 15 day period, then such proposed annual budget shall be deemed approved by Owner and shall be the Annual Budget for such calendar year. If Owner disapproves of the proposed annual budget either in total or in part within such 15 day period, then Owner and Operators shall have thirty (30) days from the date of Owner's disapproval notice to formulate a mutually agreeable Annual Budget. If the parties are unable to reach an agreement within said thirty (30) day period, then the Annual Budget for the immediately preceding calendar year, including any such prior Annual Budget determined in accordance with this sentence, increased by the greater of 5% and the percentage increase in the Consumer Price Index -- Urban Wage Earners (or, if such index is no longer published, such other index as is determined by Operators in good faith to be comparable) during the 12 month period ended on November 30th of such preceeding year, shall constitute the Annual Budget pending the final adoption of an Annual Budget in accordance with the next sentence; provided, however, that the budgeted items for the categories of Heat, Light, Power, Insurance and Real Estate Taxes shall be deemed increased as required to reflect actual expenses for the succeeding calendar year). If Owner and Operators cannot agree on an Annual Budget within an additional sixty (60) days, Owner and Operators shall appoint _____ or such other "big six" accounting firm as they may agree, and such accounting firm shall have a period of thirty days to resolve the remaining disputes between Owner and Operators and establish an Annual Budget for the Operation of the Facility in accordance with applicable law and regulation, past practice and the terms of this Agreement, and the Annual Budget as so established shall be final and binding for all purposes of this Agreement.

               (3) EFFORTS TO OPERATE WITHIN ANNUAL BUDGET. Operators agree to use their reasonable best efforts to operate the Facility in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible on a periodic basis, as and when needed, for all expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility, including, without limitation, Fees and cost overruns which exceed the projections in the then current Annual Budget; provided, however, that (except as provided in the next sentence) Owner shall not be responsible for cost overruns which exceed the relevant amount provided for in such Annual Budget by more than 10%, if the incurrence of such overruns was subject to the reasonable control of the Operators. Notwithstanding anything in this Agreement, if Operators determine in good faith that the incurrence of any expenditure is required in order to comply with applicable law or regulations or to provide services in accordance with the adult-care facilities industry's then prevailing standards in the area in which the Facility is located, then Operators shall be entitled to make such expenditures, and all such expenditures shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Budget.

               xiii. COLLECTION OF ACCOUNTS. Operators shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or in connection with the rendering of any services. Any actions taken by Operators to collect said accounts receivable shall be in accordance with the applicable laws, rules and regulations governing the collection of accounts receivable.

               xiv. CONTRACTS. Operators shall negotiate, enter into, secure, cancel and/or terminate, such agreements and contracts which Operators may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services. Where lawful, said agreements and contracts will be entered into in the name of and on behalf of Owner.

          B. EXCLUSIVE REPRESENTATIVE. It is understood and agreed that Operator shall be the exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, residents, sponsors, licensees, customers and guests of the Facility. Any communications from Owner to such persons or entities or authorities shall be directed through Operator. Owner currently maintains and will continue to maintain contact relationships with the above-mentioned persons and entities.

     2. INSURANCE: Operators shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, including the furniture, fixtures and equipment situated thereon, all necessary and proper malpractice and public liability insurance for Operators' and Owner's protection and for the protection of Operators' and Owner's officers, partners, agents and the Facility's personnel. Operators shall also arrange for and maintain all employee health and worker's compensation insurance for the Facility's personnel. Any insurance provided pursuant to this paragraph shall comply with the requirements of any applicable Facility mortgage or lease and, with the exception of the insurance maintained by Operators for their own protection, shall be an expense of the Facility.

     3. PROPRIETARY INTEREST: The systems, methods, procedures and controls employed by Operators and any written materials or brochures developed by Operators to document the same are to remain the property of Operators and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Operators.

     4. TERM OF AGREEMENT; EFFECT OF TERMINATION: The term of this Agreement shall commence on the date hereof and shall terminate on the twenty-fifth anniversary of the date hereof, unless sooner terminated as hereinafter provided in Section 5 or in this Section 4 or as otherwise agreed in writing, unless extended by the mutual agreement of Owner and Operators. This Agreement may be terminated (i) by Owner upon the death or continuing disability of all of the Operators or (ii) by Operators upon
(A) 90 days prior written notice at any time after the fifth anniversary of this Agreement or (B) the occurrance of a Change in Control of the Owner; provided, however, that in the event of a termination by Operators pursuant to clause (A), Operators shall cooperate with and assist Owner in engaging a replacement licensed operator for the Facility. Upon any termination of this Agreement pursuant to the immediately preceding sentence, the parties hereto shall have no further obligations or liabilities other than the right of Operators or their personal representatives or estates to receive Fees through the date of termination, except that, upon the expiration or earlier termination of this Agreement for any reason, the parties shall cooperate (at Owner's expense) to minimize the impact of the change on the residents of the Facility, and during the period for which Operators provide services or assist in the operation of the Facility in connection therewith they shall be entitled to receive the Fees provided for herein.

     For purposes of this Agreement, "disability" shall mean the inability to provide services hereunder due to illness, injury or other medical reasons for a period of more than 180 consecutive days (except as provided in the next sentence), and a "Change in Control" of the Owner shall be deemed to have occurred if any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provision) shall acquire beneficial ownership (determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor provision) of securities of Owner representing both: (i) at least 30% of the total outstanding voting power of securities of Owner entitled to vote for the election of directors of Owner and (ii) a greater percentage of such voting power than is owned at such time in the aggregate by Operators and their affiliates and members of their immediate families. If two of the Operators are disabled and, while such disabilities are continuing, the third Operator becomes unable to provide services hereunder due to illness, injury or other medical reasons for a period of 90 consecutive days, the third Operator shall be deemed to be disabled for purposes of this Section 4.

     5.   EVENTS OF DEFAULT AND REMEDIES:

          (a) DEFAULTS. Each of the following shall constitute an Event of Default hereunder:

          (1) If Owner shall fail to pay or allow payment of any installment of the Fees due to Operators in accordance with Section 7 hereof for a period of seven (7) days after written notice of such default from Operators.

          (2) If either Owner, on the one hand, or the Operators, collectively, on the other, fail to perform in any material respect any term, provision, or covenant of this Agreement (other than as set forth in the immediately preceding paragraph) and (i) such failure continues after written notice from the other party or parties specifying such failure to perform, unless such failure cannot reasonably be cured within such 30-day period, or
(ii) the defaulting party fails to endeavor vigorously and continuously to cure such default as promptly as is practicable. It is understood and agreed that Operators' obligations under this Agreement may be performed by one or more of Glenn Kaplan, Wayne Kaplan and Evan Kaplan, and that performance of such obligations by one or more of such individuals shall constitute performance by the Operators.

          (3) If an Event of Default (as defined therein) shall be committed by Operators under the Management Services Agreement (the "Management Services Agreement") of even date between Operators and a wholly-owned subsidiary of Owner ("Subsidiary"), relating to the Facility.

          (4) If an Event of Default (as defined therein) shall be committed by Subsidiary under the Management Services Agreement.

          (5) If Owner is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner bankrupt or insolvent or approving a petition seeking reorganization of Owner or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

          (b) REMEDIES. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed or suffered the Event of Default (with any Event of Default of Subsidiary being deemed to be an Event of Default by Owner for this purpose) may, at its or their option, terminate this Agreement by giving written notice to the other party or parties and shall be entitled to exercise all rights and remedies available under applicable law; provided, however, that Owner may cause the effective date of any termination by Operators to be deferred for up to ninety (90) days to afford Owner the opportunity to engage a replacement operator. Without limiting the generality of the foregoing, if Owner is the defaulting party, Operators shall be entitled to receive, within thirty (30) days following the date of termination, the sum of: (x) all unpaid Fees accrued through the date of termination and all unpaid amounts for which Operators are then entitled to receive reimbursement under this Agreement, and (y) as liquidated damages and not as a penalty, the product of an amount equal to five (5%) percent of the average monthly gross revenues of the Facility for the twelve months immediately preceding the date of termination (less any amounts thereof that Operators would have been obligated to pay to Manager under the Operating Agreement) and the lesser of (A) 24 and (B) the number of months remaining in the term of this Agreement immediately prior to such termination. If this Agreement is terminated by Operators pursuant to
Section 5 (a)(1) and Operators incur legal fees in connection with the enforcement of their rights to such fees, Owner shall pay all reasonable attornies' fees and other expenses incurred by Operators in connection with such enforcement.

     6.   FACILITY OPERATIONS:

          a. NO GUARANTEE OF PROFITABILITY. Operator does not guarantee that operation of the Facility will be profitable, but Operator shall use its best efforts to operate the Facility in as cost effective and profitable manner as possible consistent with maintaining operations in accordance with the adult care facilities industry's then prevailing standards in the area in which the Facility is located.

          b. STANDARD OF PERFORMANCE; ACTING WITHIN BUDGET. In performing its obligations under this Agreement, Operators shall use their reasonable best efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of the adult-care facilities industry in the area in which the Facility is located.

          c. FORCE MAJEURE: The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God, or any statute, regulation or rule of federal, state or local government or agency thereof.

     7.   WITHDRAWAL OF FUNDS BY OPERATORS:

          Owner and Operators acknowledge and agree that the efficient operation of the Facility requires that Operators have ready access to the capital required therefor. Accordingly, unless otherwise agreed by Owner and Operators, Owner agrees not to withdraw any funds from the Facility's bank accounts reasonably believed by Operator to be required for the proper operation of the Facility or maintenance of appropriate reserves with respect thereto.

     8.   FEES:

          During the term of this Agreement, Operators shall be entitled to receive fees (the "Fees") equal to five (5%) percent of the gross revenues of the Facility during each month or portion thereof occurring during such term. Fees shall be paid on a monthly basis simultaneously with the delivery by Operators to Owner of the monthly statements provided for in Section 1.A.vii hereof.

     9.   ASSIGNMENT; DELEGATION:

          a. OPERATING AGREEMENT: This Agreement shall not be assigned (including by operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Owner's jurisdiction of incorporation that does not affect the stock ownership of Owner in any material respect) or otherwise) by Owner, on the one hand, or any of the Operators, on the other, without the prior written consent of the other party or parties.

          b. DELEGATION. Owner authorizes Operator to enter into the Management Services Agreement and consents to the delegation of the performance of certain services as contemplated thereby. In the event that the Management Services Agreement shall terminate prior to the termination of this Agreement other than as a result of the commission of any Event of Default thereunder by Operators, Operators may enter into one or more agreements with any other third party or parties providing for delegations of the performance of Operators' duties hereunder, provided that Operators determine in good faith that such third party or parties are qualified to perform such services and provided further that Operators retain authority to promulgate all policies and procedures regarding operation of the Facility and the right to direct such third parties in the performance of their responsibilities. Any agreement between Operators and any such third party shall be on such terms and conditions as Operators may agree, provided that such terms and conditions do not violate the terms and conditions of this Agreement.

     10. NOTICES: All notices required or permitted hereunder shall in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notices given by Operators may be


signed by any of the Kaplans. Notices shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Owner:                          Servicer Corporation
                                        Kaplan Senior Quarters Corp.
                                        242 Crossways Park West
                                        Woodbury, New York 11797
                                        Phone:(516) 921-8900
                                        Fax:
                                        Attention:

     To Operators:                      ___________________________
                                        ___________________________
                                        ___________________________
                                        Phone:____________
                                        Fax:____________
                                        Attention:____________

      11. RELATIONSHIP OF THE PARTIES: The relationship of Operators to Owner in connection with this Agreement shall be that of independent contractors and all acts performed by Operators during the term hereof shall be deemed to be performed in their capacity as independent contractors, and, to the fullest extent permitted under applicable law, the Operators shall not be deemed to have any fiduciary duties to Owner or its stockholders in connection with their provision of services hereunder or any matters arising out of or related thereto. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Operators and their assigns on the other hand.

     12. ENTIRE AGREEMENT: This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the State of New York. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

     13.  CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS:

          In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicated that the structure of this Agreement may be in violation of such laws or regulations, Owner and Operators agree to cooperate in restructuring their relationship and this Agreement, provided that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Operators. The parties agree that such amendment may require reorganization of Owner, or Operators, or both, and may require either or both parties to obtain appropriate regulatory licenses and approvals. In the event that under New York law and regulations, it shall become permissible for the Company to be and act as the licensed operator of the Facility, the Company and Operators shall, during the ninety (90) days following the occurrence of any such event, use their good faith efforts to negotiate with regard to the establishment of a new management arrangement with respect to the Facility, pursuant to which, among other things: (i) the Company shall become the licensed operator of the Company; (ii) Operators shall continue to receive the same compensation in return for substantially the same services theretofore provided to the Facility; and (iii) Operators shall no longer have personal liability for the operations of the Facility. The Company and Operators agree that the foregoing is not a binding obligation to consummate any transactions contemplated by, or discussed during negotiations conducted under, this Section, it being understood any such transactions shall be entered into at the sole and absolute discretion of the Company and Operators.

      14. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     15. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     16. CUMULATIVE: NO WAIVER: No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties.

     17. AUTHORIZATION FOR AGREEMENT: The execution and performance of this Agreement by Owner and Operators have been duly authorized by all necessary laws, resolutions or corporate actions, and this Agreement constitutes the valid and enforceable obligations of Owner and Operator in accordance with its terms.

     18. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

Owner:                             KAPSON SENIOR QUARTERS CORP.



                                   By:
                                       ------------------------
                                       Name:
                                       Title:



Operators:
                                       ------------------------
                                       Glenn Kaplan



                                       ------------------------
                                       Wayne Kaplan



                                       ------------------------
                                       Evan Kaplan

                                   SCHEDULE A

                                    FACILITY

NAME:

ADDRESS:

TYPE: